EXHIBIT 99.1

WCA Waste Corporation Appoints Moore and Singleton to Its Board of Directors

HOUSTON, Nov. 22, 2006 (PRIMEZONE) -- WCA Waste Corporation (Nasdaq:WCAA) today announced that on November 21, 2006 its Board of Directors approved the appointment of Preston Moore, Jr. and the Honorable John V. Singleton as directors of WCA Waste Corporation.

Preston Moore is a 1954 graduate of the University of Texas at Austin. Mr. Moore has served as Chairman and Chief Executive Officer of Wilson Business Products, Systems & Services, Inc., and later as President of Wilson Industries. Mr. Moore was appointed by President George H.W. Bush to serve as the Chief Financial Officer and Assistant Secretary for Administration for the United States Department of Commerce from 1990 through 1992. From 1995 through 1998, Mr. Moore served as a Director of TransAmerican Waste Industries, Inc. Mr. Moore currently serves as a director of Volcano Therapeutics, on the Advisory Council of the University of Texas McCombs School of Business, and on the James A. Baker School of Public Policy Leadership Committee at Rice University.

Judge Singleton is a graduate of the University of Texas at Austin and obtained his license to practice law in the State of Texas in 1942. Mr. Singleton served as a Gunnery Officer in the United States Navy from 1942 until 1946. Mr. Singleton practiced law in Houston, Texas until 1966, when President Lyndon Johnson appointed him to serve as a District Judge for the United States District Court for the Southern District of Texas. In 1979 Judge Singleton was appointed Chief Judge of the Southern District, and took senior status in 1988. Judge Singleton retired from the bench in 1992. From 1995 through 1998, Judge Singleton served as a Director of TransAmerican Waste Industries, Inc. Judge Singleton currently serves as a member of the Board of Directors of Central National Bank in Houston, Texas.

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consists of twenty landfills, twenty-one transfer stations/material recovery facilities and twenty-four collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ National Market System under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1736

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions.

The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. We caution that forward-looking statements are not guarantees, are based upon the current beliefs and expectations of WCA's management, and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.

As to acquisitions and acquisition strategies, on which our future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; rapid growth may strain our management, operational, financial and other resources; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; and we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons.

Moreover, our results will be subject to a number of operational and other risks, including the following: we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Business -- Risk Factors" and "Cautionary Statement About Forward-Looking Statements" included in our Annual Report on Form 10-K for the year-ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, to which we refer you for additional information.

CONTACT:  WCA Waste Corporation
          Tommy Fatjo
          (713) 292-2400